EXHIBIT 99.1

Sunvault Energy Announces Delayed Filing

KELOWNA, BRITISH COLUMBIA--(Marketwired – May 21st, 2014) - SUNVAULT ENERGY INC. (OTCQB: SVLT) ("Sunvault") ("the Company") announced today that the 10Q filing although having recently received a five day extension to May 20th, 2014 will be delayed.

Recent acquisitions that Sunvault has completed require a completed audit and amalgamated financial statements completed in order for the quarter 10Q financial documents to be properly accounted and filed. The Company auditing firm who completed the recently filed year end audited financials (10K) is conducting the audit on the acquired companies.

The acquisition of CleanGen resulted in obtaining a number of operating entities which include CleanGen Inc., CleanGen Power Inc, Cutting Edge Tire Recycling LP, Cool Immersive, and CleanGen Aboriginal HR Services Ltd. The Company has also acquired   Eco-west Transport and the assets of Werkman Transport. Due to the complexity of the financial information being gathered and audited for proper representation within the Company quarter financials, the Company has been advised by the auditing firm that it will not be able to meet the deadline.

The Company will be working with the auditing firm to facilitate the submission of the required information as soon as possible. The Company has also hired a firm that specializes in complex financial amalgamation procedures to assist in the process.

About Sunvault Energy Inc:
Sunvault Energy Inc. is committed to bringing cost effective energy generation and energy storage to the solar industry through a seamless and novel integration of energy generation and storage. This technical approach is a first and has the potential to enable the lowest overall system cost at maximum efficiency. SunVault has further diversified by acquiring companies or assets that are immediately accretive and that will facilitate into ownership of quality non-cyclical assets.

For more information, visit the Sunvault Energy website at http://www.sunvaultenergy.com/ and/or question@sunvaultenergy.com.

Notice Regarding Forward-Looking Statements:
This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that working with Universities will expedite Sunvault technology into real world applications, the ability to reduce the required footprint and cost associated to traditional solar energy generation, collection and storage, or that the technology has the potential to revolutionize how solar energy is generated, stored and utilized.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, our ability to achieve the expected benefits from the development agreement. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT INFORMATION

Sunvault Energy Inc.
Gary Monaghan
778-478-9530

question@sunvaultenergy.com
www.sunvaultenergy.com